Exhibit 99.1

FOR IMMEDIATE RELEASE

TX Holdings Reports Third Quarter Results for 2014 Fiscal Year;
Net Income Increased 75.5%
-Teleconference Today at 10:30am EDT-

●	Revenue for quarter ended June 30, 2014 decreased 7.1% as compared to the quarter ended June 30, 2013

●	Income from operations decreased 100.6% as compared to the quarter ended June 30, 2013

●	Net income increased 75.5% as compared to the quarter ended June 30, 2013

ASHLAND, KENTUCKY – August 8, 2014 - TX Holdings, Inc., (OTC QB:TXHG) a supplier of mining and rail products to the U.S. coal mining industry, today announced financial results for its 2014 third fiscal quarter. During the 2014 third fiscal quarter, the company reported quarterly revenue of $1,236,267 versus $1,330,650 for the quarter ended June 30, 2013.  Income from operations during the third quarter of fiscal 2014 was ($1,178) versus income from operations of $197,455 during the comparable quarter of 2013.   Net income rose to $326,209 during the quarter ended June 30, 2014 from $185,999 for the comparable quarter of 2013, representing a 75.5% increase.

“We continue to forge ahead with our strategic objectives of garnering increased recognition for our product line, maintaining and growing customer relationships, and expanding geographically. Additionally, as announced in a Form 8-K filed with the Securities and Exchange Commission on May 27, 2014, we were successful in reaching a settlement in a long standing legal matter aggregating $374,025. This settlement had a direct and positive impact on the company concurrently eliminating legal expenses associated with litigation.”

Third Fiscal Quarter of 2014 – Financial Summary

Revenue for the three months ended June 30, 2014 was $1,236,267 as compared to $1,330,650 for the same period in 2013, a decrease of $94,383 or 7.1%.

Cost of goods sold was $954,499 as compared to cost of goods sold of $823,892 for the same period in 2013, an increase of $130,607 or 15.9%.

Gross profit for the quarter ended June 30, 2014 decreased as a percentage of revenue to 22.8% from 38.1% for the same period in the prior year.

Operating expenses for the three months ended June 30, 2014 were $282,946 as compared to $309,303 for the three months ended June 30, 2013, a decrease of $26,357 or 8.5%.  Commission expense was $109,144 compared to $170,145 for the same period in 2013, a decrease of $61,001 or 35.8%.  Other operating expenses increased by $34,160 or 32.1% compared to the same period in 2013.

Loss from operations for the quarter ended June 30, 2014, was $1,178 compared to income from operations of $197,455 during the same period in 2013, a decrease of $198,633 or 100.6%.

At June 30, 2014, cash and cash equivalents were $148,827 as compared to $175,028 at September 30, 2013.  Cash provided by operating activities during the nine months ended June 30, 2014 was $78,142 compared to cash used in operations of $418,602 during the same period in 2013.  Cash used in investing activities for the nine months ended June 30, 2014 was $20,809 compared to cash used in investing activities of $12,644 for the nine months ended June 30, 2013.  During the nine months ended June 30, 2014, cash used in financing activities was $83,534 compared to cash provided by financing activities of $449,621 during the same period in 2013.

Accounts receivable were $658,968 as of June 30, 2014 as compared to $425,930 as of the year ended September 30, 2013, an increase of 54.7%.

Inventory was $2,309,854 as of June 30, 2014, an increase of 24.9% as compared to the year ended September 30, 2013.  The increase was the result of management’s decision to increase inventory levels and purchase of new inventory products to meet anticipated higher sales demand.

“I look forward to speaking with our shareholders and going into greater detail regarding highlights of the quarter and our go-forward plan today at 10:30am EDT in the Company’s Third Quarter Teleconference,” stated William “Buck” Shrewsbury, CEO & Chairman of the Board.

You can participate in the conference call by dialing the following numbers:

In the U.S and Canada    888-510-1785
Outside the U.S.              719-325-2362
Participant Passcode      6808599

Forward-Looking and Cautionary Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA) and other applicable law. When used, the words “believe”, “anticipate”, “estimate”, “project”, “should”, “expect,” “plan”, “assume” and similar expressions that do not relate solely to historical matters identify forward-looking statements. Forward-looking statements are based on the company’s current assumptions regarding future business and financial performance. Forward-looking statements concerning future plans or results are necessarily only estimates and actual results could differ materially from expectations. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including the following: reliance upon indebtedness furnished or guaranteed by our CEO; risks related to substantial indebtedness; our ability to implement our business strategy; our financial strategy; a downturn in economic environment; our failure to meet growth and productivity objectives; a failure of our innovation initiatives; risks from investing in growth opportunities; fluctuations in financial results and purchases; the impact of local legal, economic, political and health conditions; adverse effects from environmental matters and tax matters; ineffective internal controls; our use of accounting estimates; our ability to attract and retain key personnel and our reliance on critical skills; impact of relationships with critical suppliers; currency fluctuations and customer financing risks; the impact of changes in market liquidity conditions and customer credit risk on receivables; our reliance on third party distribution channels; Securities and Exchange Commission regulations related to trading in “penny stocks;” the continued availability of certain financing provided by our CEO; and other risks, uncertainties and factors discussed in our Quarterly Reports on Form10-Q, our Annual Reports on Form 10-K, and in our other filings with the SEC or in materials incorporated therein by reference. Any forward-looking statement in this release speaks only as of the date on which it is made. We assume no obligation to update or revise any forward-looking statement. Notwithstanding the above, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, expressly state that the safe harbor for forward looking statements does not apply to companies that issue penny stocks. Because we may from time to time be considered to be an issuer of penny stock, the safe harbor for forward looking statements under the PSLRA may not be apply to us at certain times.

Contact

Patricia Oppito	William “Buck” Shrewsbury
Cynthia De Monte LLC	Chairman and CEO
917-520-5372	TX Holdings, Inc.
info@txholdings.com	606-928-1131

TX HOLDINGS, INC.
BALANCE SHEETS
June 30, 2014 and September 30, 2013
	Unaudited
	June 30,	September 30,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$148,827	$175,028
Accounts receivable, net of allowance for doubtful
accounts of $32,343 and $13,993, respectively	658,968	425,930
Inventory	2,309,854	1,849,987
Commission advances	–	3,546
Notes receivable-current	10,000	10,000
Other current assets	37,790	23,275
Total current assets	3,165,439	2,487,766

Property and equipment, net	67,564	43,387
Notes receivable, less current portion	24,514	27,380
Other	–	200

Total Assets	$3,257,517	$2,558,733

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Accrued liabilities	$573,187	$889,885
Accounts payable	1,101,824	692,180
Advances from stockholder/officer	45,337	499,583
Bank- line of credit	248,500	248,500
Total current liabilities	1,968,848	2,330,148

Notes payable to a stockholder	2,000,000	1,351,997
Total Liabilities	3,968,848	3,682,145

Stockholders’ deficit:
Preferred stock: no par value, 1,000,000 shares authorized
no shares outstanding	–	–
Common stock: no par value, 250,000,000 shares
authorized, and 48,053,084 shares issued and outstanding
at June 30, 2014 and September 30, 2013	9,293,810	9,293,810
Additional paid-in capital	4,319,251	4,304,280
Accumulated deficit	(14,324,392)	(14,721,502)
Total stockholders’ deficit	(711,331)	(1,123,412)

Total Liabilities and Stockholders’ Deficit	$3,257,517	$2,558,733

TX HOLDINGS, INC.
STATEMENTS OF OPERATIONS
For the Three and Nine Months Ended June 30, 2014 and 2013
	Unaudited
	THREE MONTHS ENDED		NINE MONTHS ENDED
	June 30,	June 30,	June 30,	June 30,
	2014	2013	2014	2013

Revenue	$1,236,267	$1,330,650	$3,340,715	$3,060,971

Cost of goods sold	954,499	823,892	2,432,360	2,097,649

Gross profit	281,768	506,758	908,355	963,322

Operating expenses, except items shown
separately below	140,717	106,557	371,871	315,301
Commission expense	109,144	170,145	379,460	338,910
Professional fees	30,386	28,156	141,070	115,465
Depreciation expense	2,699	4,445	7,439	13,335
Total operating expenses	282,946	309,303	899,840	783,011

Income (loss) from operations	(1,178)	197,455	8,515	180,311

Other income and (expense):
Legal Settlement	374,025	–	374,025	–
Gain on extinguishment of debt	–	32,458	93,167	32,458
Gain on sale of property and equipment	–	–	10,807	500
Bad debt expense	(18,350)	(20,993)	(18,350)	(20,993)
Interest expense	(28,288)	(22,921)	(71,054)	(68,600)

Total other income and (expense), net	327,387	(11,456)	388,595	(56,635)

Income (loss) before provision for
income taxes	$326,209	$185,999	$397,110	$123,676

Provision for income taxes	133,745	–	162,815	–
Utilization of net operating loss carry forward	(133,745)	–	(162,815)	–

Net income/(loss)	$326,209	$185,999	$397,110	$123,676

Income/(loss) per common share
Basic and diluted	$0.01	$–	$0.01	$–

Weighted average of common shares
outstanding-
Basic and diluted	48,053,084	48,053,084	48,053,084	47,838,898

TX HOLDINGS, INC.
STATEMENTS OF CASH FLOWS
For the Nine Months Ended June 30, 2014 and 2013
	Unaudited
	June 30,	June 30,
	2014	2013
Cash flows provided (used) by operating activities:
Net income	$397,110	$123,676
Adjustments to reconcile net income to net cash provided
(used) in operating activities:
Depreciation expense	7,439	13,335
Bad debt reserve	18,350	20,993
Fair value of warrants issued to an officer	14,971	–
Loss on settlement of accounts payable	–	10,116
Gain on sale of property and equipment	(10,807)	(500)
Gain on extinguishment of debt	(93,167)	(32,458)
Other assets	200	–
Changes in operating assets and liabilities:
Commission advances	3,546	24,594
Deposits	–	50,000
Inventory	(459,867)	(909,264)
Other current assets	(14,515)	6,895
Accounts receivable	(251,388)	(126,996)
Accrued liabilities	38,626	51,705
Accounts payable	409,644	331,302
Stockholder advances for operations	18,000	18,000
Net cash provided (used) by operating activities	78,142	(418,602)

Cash flows provided (used) in investing activities:
Purchase of equipment	(38,809)	(13,144)
Proceeds received on sale of equipment	18,000	500
Net cash used in investing activities	(20,809)	(12,644)

Cash flows provided (used) in financing activities:
Proceeds from line of credit	–	248,500
Proceeds from stockholder/officer advances	24,450	284,501
Notes receivable	2,866	2,620
Repayments of stockholders advances	(110,850)	(86,000)
Net cash provided (used) in financing activities	(83,534)	449,621

Increase/(decrease) in cash and cash equivalents	(26,201)	18,375
Cash and cash equivalents at beginning of period	175,028	3,135

Cash and cash equivalents at end of period	$148,827	$21,510

Non-cash investing and financing activities:
Accrued Interest exchanged for notes payable to a stockholder	$262,157	–
Advances from stockholder exchanged for notes payable to stockholder	$385,846	–
Accounts payable exchanged for common stock	–	$49,884